Final Version

ALLIANCE AGREEMENT

THIS ALLIANCE AGREEMENT (“Agreement”) dated as of March 28, 2013 (“Effective Date”) is among CEGEDIM Inc. (Opus Health Division), a company with its headquarters located at 1425 US Highway 206, Bedminster, NJ 07921 (“CEGEDIM”), and Grandparents.com, Inc., a Delaware corporation with offices at 589 Eighth Avenue, 6th Floor, New York, NY 10018 and Grand Card, LLC, a Florida limited liability company with offices at 589 Eighth Avenue, New York, New York 10018 (Grandparents.com Inc. and Grand Card LLC being collectively referred to as “GRAND CARD”). CEGEDIM and GRAND CARD are sometimes referred to herein as a “Party” or, collectively, as the “Parties.”

WHEREAS, CEGEDIM has developed a proprietary claims processing and business rules engine (“Claim Processing Engine”) and is in the business of providing monetary discount co-pay cards, debit cards funding, claims adjudication and adherence programs and other marketing solutions and customer support services to the pharmaceutical industry;

WHEREAS, GRAND CARD is a wholly-owned subsidiary of Grandparents.com, Inc., a public company, and wishes to enter into the Alliance (as hereinafter defined) with CEGEDIM;

WHEREAS, the Parties wish to cooperate in order to develop high-value member benefit programs (“Program(s)”) that provide cash rewards on a debit card (“Card”) to members of the general public who become holders of the Card (collectively, “Members”), when the Members purchase certain selected products or services of participating sponsors (“Sponsors”) who wish to enroll in the Programs;

WHEREAS, the Parties have agreed that it is in their mutual best interests that CEGEDIM and GRAND CARD enter into a strategic alliance (“Alliance”), to maximize their respective capabilities and business potential in providing the benefits of the Programs to Members combining their respective strengths, technology, market presence and expertise.

NOW, THEREFORE, the Parties hereto, acting through their duly authorized representatives, have agreed that CEGEDIM and GRAND CARD will form and administer the Alliance pursuant to the terms and conditions contained herein.

1.            SCOPE

1.1          The Alliance shall be an exclusive alliance between CEGEDIM and GRAND CARD for the purpose of pursuing the Programs on an international basis. The exclusivity shall apply worldwide where the Parties decide to implement the Programs (“Territory”); provided that the Parties will initially work together in the territory of the United States of America and thereafter may by mutual agreement expand the Territory to other countries. The exclusivity provided for herein means that for the term of this Agreement, CEGEDIM shall be GRAND CARD’s exclusive authorized manager of the Programs in the Territory and GRAND CARD shall exclusively use CEGEDIM’s Services (as defined in Section 4.4) in connection with the Programs. Conversely, CEGEDIM agrees that wherever a Program is rolled out in the Territory, and for the term of the Agreement, it: (1) will not provide services substantially similar to the Services for any Competitor of GRAND CARD for substantially similar function as the Card. For purpose of this Subsection 1.1, the term “Competitor of GRAND CARD” is defined as any person that develops, markets or provides in a country where a Program is rolled out, services similar to and that compete directly with the services provided by GRAND CARD, excluding services pertaining to: (i) the market segment of pharmaceutical and healthcare, including but not limited to, prescription drugs, medical devices, Over The Counter (OTC), dietary supplements, nutrition products and so-called functional food products; or (ii) the market segment of Consumer Packaged Goods (CPG) (soft drinks, pre-packaged food, toiletries…), provided that CEGEDIM does not provide services for CPG using similar business rules as those developed for GRAND CARD.

1.2          Insufficient Transaction Volumes. Notwithstanding anything to the contrary, CEGEDIM may terminate the exclusivity and non compete obligation set forth in Section 1.1 if the following minimum transaction volumes generated under this Agreement are not met within the following periods: 250,000 transactions by the end of 2014 after the Grand Card program has been officially launched to the public (the “Grand Opening”) subject to an initial ‘beta’ test period; 500,000 transactions by the end of 2015; 1,000,000 transactions by the end of 2016. For purpose of this Section 1.2, “transaction” means the process pursuant to which CEGEDIM will adjudicate a cash rebate redemption claim for a given Card issued under any applicable Program.

1.3          The use of the term “Alliance” in describing activities to be conducted by CEGEDIM and GRAND CARD pursuant to this Agreement shall be construed to mean only activities to be conducted jointly by CEGEDIM and GRAND CARD for their mutual benefit. As more fully set forth in Subsection 2.2, the “Alliance” is not a separate entity but is merely intended to be a descriptive term to refer to CEGEDIM and GRAND CARD when conducting combined operations under this Agreement.

1.4          To the extent that either CEGEDIM or GRAND CARD is unable to give full support to the efforts of the Alliance in a given instance, such Party shall notify the other such Party of any such constraints and CEGEDIM and GRAND CARD agree to work to minimize the effect of such constraints on the Alliance. It is the stated intent of both CEGEDIM and GRAND CARD in executing this Agreement, to put forth their respective commercially reasonable best efforts to make the Alliance work for their mutual benefit and it is recognized that only through cooperation and the exchange of information can the mutual operations be conducted most effectively.

1.5          In the formation of this Alliance, CEGEDIM and GRAND CARD have agreed that it is their mutual intent to furnish benefits to the Members which are of a high value and quality. It is, further, the intent of CEGEDIM and GRAND CARD to develop improved equipment and techniques for providing quality services to the Sponsors of the Programs.

2.            RELATIONS BETWEEN THE PARTIES

2.1          In conducting operations pursuant to the Alliance, it is anticipated that GRAND CARD will act as the primary marketer and lead contractor in concluding arrangements and performing operations for the Sponsors and other customers served by the Alliance. As a lead contractor, GRAND CARD shall be responsible for the marketing and promotion of the Programs, membership procurement and procurement of business partners; provided that CEGEDIM may take the lead whenever possible for referencing GRAND CARD to pharmaceutical manufacturers. In conducting operations pursuant to the Alliance, it is anticipated that CEGEDIM will normally act as a backend processor. As a backend processor, CEGEDIM shall be in charge of activities such as management of pharmaceutical and retail Sponsors data and the related processing using its Claim Processing Engine. A detailed Responsibility Matrix set forth in Appendix 1 indicates who is responsible for certain listed tasks.

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2.2          It is the specific intent of the Parties that this Agreement and the Alliance created hereby is to be construed only as a business alliance between CEGEDIM and GRAND CARD as two independent business entities and is not, nor shall it be deemed to be, a separate entity or a partnership or any similar arrangement, nor shall any master/servant or employer/employee relationship be created between the Parties. Each Party hereto is an independent contractor and each Party shall control the methods and means by which its own services are provided through the Alliance, pursuant to this Agreement. Notwithstanding the foregoing, the Parties agree that no later than twelve (12) months from the Effective Date or earlier if requested by CEGEDIM, CEGEDIM shall have the option to purchase a twenty-five percent (25%) ownership interest in GRAND CARD (“Option”). If CEGEDIM elects to exercise the Option, then (A) the Parties shall have equal voting power over GRAND CARD by substituting provisions relating to the Steering Committee in Section 5.3 for any management and control provisions under the GRAND CARD Operating Agreement, and (B) the continuation of the Programs and the business and operations of the Alliance by GRAND CARD will be conducted as an entity owned seventy five percent (75%) by Grandparents.com, Inc. and twenty-five percent (25%) by CEGEDIM, as opposed to by the Alliance under this Agreement, any such potential purchase and continuation to be on the same economic terms (and provide substantially similar economic benefits) as are contemplated under this Agreement, including, without limitation, Subsection 4.3, and on such other terms as the Parties may mutually agree in writing.

2.3          Each Party hereto shall remain responsible for the payment of its own taxes and, by executing this Agreement, no Party shall be deemed to accept any responsibility for the payment of any taxes accruing to any other Party, whether under this Agreement or otherwise.

2.4          The employees of CEGEDIM shall not be deemed to be the employees, servants or agents of GRAND CARD, nor shall the employees of GRAND CARD be deemed to be the employees, servants or agents of CEGEDIM.

2.5          In conducting operations pursuant to the Alliance, CEGEDIM and GRAND CARD shall endeavor, to the extent possible through negotiations, to execute contracts with third parties which provide for the allocation and assumption of risk, indemnity obligations and other matters which are consistent with those set forth in this Agreement.

2.6          Each of CEGEDIM and GRAND CARD shall be responsible for carrying and maintaining its own insurance to cover its operations pursuant to the Alliance and the liabilities and obligations it has assumed under any contracts and this Agreement.

2.7          As between the Parties, the provisions of this Agreement shall govern all relations between CEGEDIM, on the one hand, and GRAND CARD, on the other hand, but such provisions shall not confer any rights (whether as a third party beneficiary or otherwise) unto any person or entity who is not a Party hereto.

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3.            TERM AND TERMINATION

3.1          Term. This Agreement shall commence and be effective as of the Effective Date. The initial term shall be for a four (4) year period (the “Initial Term”). This Agreement shall then automatically renew for successive four (4) year periods (each period, a “Renewal Term”); unless, (1) at the time of such renewal, fewer than five hundred thousand (500,000) Cards have been issued, or (2) a Party notifies the other of its intent not to renew the Agreement at least one hundred and twenty (120) days prior to the end of the Initial Term or Renewal Term, as the case may be; provided, however, that any Party which notifies the other of its intent not to renew shall thereafter be subject to the exclusivity and non compete obligation set forth in Section 1.1 for a period of twelve 12) months after the effective date of termination. As used in this Agreement, “Term” means and includes the Initial Term and each succeeding Renewal Term (if any).

3.2          Termination for Breach. If either CEGEDIM or GRAND CARD materially defaults in the performance of its obligations hereunder, then the non-defaulting Party (CEGEDIM or GRAND CARD, as applicable may give written notice to the defaulting Party that, if the default is not cured within sixty (60) days, this Agreement will be terminated. If the non-defaulting Party gives such notice and the default is not cured during the sixty (60) day period, then this Agreement shall automatically terminate at the end of such sixty (60) day period; provided that if such default is capable of being cured and the defaulting Party has commenced and is diligently pursuing such cure, such sixty (60) day period shall be extended for up to an additional sixty (60) days.

3.3          Termination for Bankruptcy. A Party may terminate this Agreement immediately upon notice, if any other Party files a petition for bankruptcy or insolvency, has an involuntary petition for bankruptcy or insolvency filed against it, commences an action providing for relief under bankruptcy laws, files for the appointment of a receiver, or is adjudicated bankrupt in a bankruptcy proceeding. CEGEDIM may also voluntarily or involuntarily shut down its OPUS Health commercial operation and terminate this Agreement without fault with a sixty (60) days prior notice to GRAND CARD. In such case, within ten (10) days from receipt of the termination notice, GRAND CARD shall have the right to make an offer to purchase all of CEGEDIM’s right, title, and interest in and to its Claim Processing Engine, including but not limited to all copyrights, trade secrets and patent rights. Time is of the essence of this provision and GRAND CARD’s failure to make a timely offer to CEGEDIM shall be deemed a waiver of this right.

3.4          Change of Control Termination. Either Party may terminate this Agreement by providing written notice of termination to the other Party at least sixty (60) days prior to termination, if the other Party undergoes a Change of Control with a direct competitor of the terminating Party or has signed an agreement that will result in it undergoing a Change of Control with a direct competitor of the terminating Party upon satisfaction of any conditions stated in that agreement. For purpose of this Subsection 3.4, “Change of Control” means with respect to a Party: (i) a sale or assignment, by operation of law or otherwise, of all or substantially all the assets involving such Party or its line of business to which this Agreement relates to another person ; (ii) a merger or consolidation by such Party with or into another person where, as a result of such transaction, the shareholders of such person own more than 50% of the combined entity; or (iii) a sale of beneficial ownership of a Party's voting securities to another person where such entity, as a result of such sale, owns more than 50% of the outstanding voting securities of such Party.

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3.5          Consequence of Termination or Expiration. In the event of termination of this Agreement, CEGEDIM agrees that it shall withdraw as a member of GRAND CARD for a certain amount to be agreed upon by the parties provided, however, that in no event shall CEGEDIM maintain any voting or economic interest as a member of GRAND CARD after the date of termination of this Agreement. Without prejudice to any other remedy for breach of this Agreement, but subject to Subsection 3.6 hereof, upon termination or expiration of this Agreement, (A) all rights and obligations of each Party under this Agreement will immediately cease, except to the extent such rights and obligations have already accrued or expressly survive such termination or expiration; (B) GRAND CARD and its Affiliates will immediately cease to introduce new offers to the Programs; (C) GRAND CARD and its Affiliates will cease to represent themselves as in alliance with CEGEDIM, except for purposes of the Services and Programs which are to be continued during the transitional period under Subsection 3.6; (D) CEGEDIM and its Affiliates will cease to represent GRAND CARD as in alliance with CEGEDIM, except for purposes of the Services and Programs which are to be continued during the transitional period under Subsection 3.6; and (E) except to the extent necessary for provision of the Services and management of the Programs during the transitional period under Subsection 3.6, each Party will at its sole cost and expense promptly cease use of, and at any other Party’s option, either promptly destroy or return to such other Party: (i) all Trademarks, files and other materials provided by such other Party under this Agreement, and (ii) all Confidential Information of such other Party. For purpose of this Agreement, “Affiliate” shall mean any company that directly or indirectly controls or is controlled by or is under common control with, a Party hereto by means of ownership of more than fifty percent (50%) of the voting shares or similar interest in said company, or the power to direct or cause the direction of the management and policies of the relevant company.

3.6          Transition Period. Notwithstanding the above, CEGEDIM will continue to provide all Services and manage the Programs as provided under this Agreement for a transitional period which shall not exceed a maximum of twelve (12) month from the effective date of termination (“Transition Period”). During the Transition Period, CEGEDIM will continue, and the terms and conditions of this Agreement shall continue to apply, for GRAND CARD to identify and enter into an agreement with a suitable alternative entity to perform CEGEDIM's Services and manage the Programs and transfer such Services and Program management to such alternative entity. CEGEDIM agrees that it will cooperate in the transitioning of such services and Program management to such alternative entity. GRAND CARD agrees that it will use commercially reasonable efforts to identify such a suitable alternative entity during the Transition Period.

4.            ALLIANCE FEATURES

4.1          Business Objectives. The primary objective of the Alliance is to position the Card as the premier provider of cash rebates for prescription/OTC drug purchases and many other consumer goods and services. The Card will be backed by funding accounts and Members will receive cash rewards for qualified purchases from participating Sponsors. The Programs would potentially cover prescription or nonprescription products purchased at retailers such as, purely by way of example, a CVS store, electronics purchased at Best Buy, toys purchased at Toys R Us, car rentals at Hertz, mobile, TV, Internet and other services at AT&T, and the like.

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4.2          Member Benefits. Individual Members who wish to receive the Card will be able to take advantage of the cash rebate Programs for selected products and Services of participating Sponsors. The Card will offer certain cash rebate benefits to Members for the selected products and services (including prescription drugs). Every time a cash rebate is processed by CEGEDIM and is credited on the Member’s Card, the Member will be notified by email. Members will have access to the rebate lists of participating Sponsors and special coupons on certain brand name drugs and other products and services via the Grand Card website (the “Website”).

4.3          Alliance Costs and Revenue Split. Each Party will utilize its own staff and working capital for its own internal operational obligations, as needed, in performing its responsibilities and obligations under this Agreement, including under the Responsibility Matrix in Appendix 1, without a charge to the other Party or the Alliance or the revenues therefrom. In instances where both Parties are listed in the Responsibility Matrix for the same task as shared responsibility, then the Steering Committee will allocate the costs of such task between the Parties. For the avoidance of doubt, the costs pertaining to the marketing and promotion of the Programs, including the costs of hiring celebrity talent for such marketing and promotion will be borne by GRAND CARD. Special funding requirements and budgets may be decided from time to time by the Steering Committee. Unless otherwise agreed in writing by the Parties, all costs and funding (except the costs and funding needed for the obligations described in the first and second sentence of this Subsection 4.3 which will be borne by the Party performing such obligations) will be provided seventy five percent (75%) by GRAND CARD and twenty five percent (25%) by CEGEDIM; provided that in the event that the Alliance has cash available to fund expenses, such cash shall be utilized to fund such expenses in lieu of direct funding by the Parties; and provided further that direct out of pocket costs in operating the business of the Alliance, including (i) Card fulfillment, and (ii) all fees and charges paid by GRAND CARD to JPMorgan Chase Bank, N.A. (“Chase”) under the Card Issuance Agreement dated August 24, 2012 between GRAND CARD and Chase or any substitute card issuer (collectively, the “Direct Operating Costs”), will be recouped by the advancing Party or Parties from the revenues of the Alliance before those revenues are distributed to the Parties in accordance with their respective shares under this Subsection 4.3. GRAND CARD and CEGEDIM agree they will share the revenues yielded from the Alliance (after deduction of cash utilized to fund the Direct Operating Costs to be recouped from such revenues as provided above) based on the following percentage allocation: 75% revenues for GRAND CARD and 25% revenues for CEGEDIM.

4.4          CEGEDIM Services. In order for the Alliance to build and manage the Programs and issue the Card, CEGEDIM shall perform the services (“Services”) described and set out in Appendix 5 of this Agreement. Each cash rebate amount will be negotiated by GRAND CARD with the Sponsor. CEGEDIM shall provide such resources and utilize such employees and/or consultants as it reasonably deems necessary to perform the Services. The manner and means used by CEGEDIM to perform the Services will be discussed and agreed with GRAND CARD during a Steering Committee meeting prior to the performance of such Services.

4.5          Programs SOWs. Each specific Program the Parties wish to deploy shall be covered by a separate Statement of Work (“SOW”) agreed upon by both Parties. A Party may refuse to enter a SOW if in its reasonable opinion there is a business, financial or legal rational to do so. Each fully executed SOW shall be annexed to this Agreement as a specially numbered SOW (SOW No. 1, SOW No. 2, etc…) and shall become part of this Agreement. Each such SOW shall contain a description of the Program and Services, the anticipated period of performance, a payment schedule and any other items agreed to by the Parties for purpose of the Program.

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4.6          Performance. If the fulfillment of CEGEDIM’s obligations or achievement of any particular task attributed to CEGEDIM as per Appendix 1 is dependent upon performance and/or completion of tasks within the control of GRAND CARD, the projected dates for accomplishing such obligations or tasks will be approximately adjusted to reflect any changes in such tasks or the project schedule for their performance which are caused by any delay by GRAND CARD in performance or completion of its tasks. CEGEDIM shall complete the relevant tasks provided that GRAND CARD completes the required GRAND CARD tasks. If the fulfillment of GRAND CARD’s obligations or achievement of any particular task attributed to GRAND CARD as per Appendix 1 is dependent upon performance and/or completion of tasks within the control of CEGEDIM, the projected dates for accomplishing such obligations or tasks will be approximately adjusted to reflect any changes in such tasks or the project schedule for their performance which are caused by any delay by CEGEDIM in performance or completion of its tasks.

4.7          Standard of Performance. CEGEDIM agrees that it will perform the Services with that standard of care, skill and diligence normally provided by a professional person in the performance of similar services.

4.8          Marketing Initiatives. CEGEDIM and GRAND CARD agree to perform marketing including, but not limited to, press releases, co-marketing promotional events, joint participation in trade shows, press interviews, common article, information and logos on respective website, cross-linked websites. Each Party will bear its own respective costs, expenses, risks and liabilities arising out of performance hereunder, except where the Parties agree in writing to share in such expense.

4.9          Approval of Marketing Initiatives and Advertising. Any advertising or marketing initiative conducted, or any signage, trademark, logo or other item or material used, by either CEGEDIM or GRAND CARD which refers to, mentions or affects the other such Party or the other such Party’s products or services shall be submitted to that Party’s authorized representative for written approval with respect to size, format, content and media, as applicable, prior to its use, display or publication, which approval may be granted or withheld for any reason in the other Party’s sole discretion. Each Party agrees to provide written response to all requests with regard to proposed marketing initiative or advertisements, no later than five (5) business days after receiving such request. Each Party will bear its own respective costs, expenses, risks and liabilities arising out of performance hereunder, except where the Parties agree in writing to share in such expense.

4.10        Payment Terms. All cost sharing and/or recoupment amounts and revenue share amounts as provided in Subsection 4.3 will be reconciled and distributed or paid monthly between CEGEDIM and GRAND CARD within forty five (45) days from the end of the preceding month.

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5.            GOVERNANCE

5.1          General. This Agreement shall be governed by the Steering Committee and Strategic Partner Managers as provided in this Section 5. All activities in connection with the Programs shall be conducted under the direction and oversight of the Steering Committee.

5.2	Strategic Partner Managers.

5.2.1	Appointment and Roles. Promptly after the Effective Date, and in any event within thirty (30) days thereafter, each of CEGEDIM and GRAND CARD shall appoint a single individual to act as that Party’s Strategic Partner Manager (the “Strategic Partner Manager”). The role of the Strategic Partner Managers is to act as a single point of contact for its respective Party. Strategic Partner Managers shall have the right to attend all Steering Committee meetings. Each Party may change its designated Strategic Partner Manager from time to time upon written notice to the other Party.

5.3	Steering Committee.

5.3.1	Formation and Purpose. CEGEDIM and GRAND CARD hereby establish a Steering Committee (“Steering Committee”) that shall generally operate by the procedures set forth in Subsections 5.3.2 and 5.3.3. The Steering Committee shall have overall responsibility over the Alliance, including for: (A) managing the overall relationship and activities for the Programs; (B) overseeing the Card launching; (C) reviewing, commenting on and approving or rejecting business objectives and developments and updates or amendments thereto; (D) facilitating the flow of information between CEGEDIM and GRAND CARD and coordinating the activities of CEGEDIM and GRAND CARD; (E) attempting to resolve Disputes, if any, in accordance with Section 11 and any other matters referred to the Steering Committee by the Strategic Partner Managers; and (F) performing such other functions as appropriate to further the purposes of the Agreement.

5.3.2	Membership and Meetings. The Steering Committee shall be comprised of 6 members, consisting of 3 representatives of each of CEGEDIM and GRAND CARD. Each of CEGEDIM and GRAND CARD shall designate its respective Steering Committee members promptly after execution of this Agreement, which initial members shall be senior Party representatives having the technical knowledge and decision-making authority appropriate for supervising such Party’s responsibilities under this Agreement. The initial meeting of the Steering Committee shall occur no later than fifteen (15) days after the Effective Date. The Steering Committee shall meet at least once each month during the first year of the Term and thereafter at least once every three (3) months during the Term or at such other intervals as decided by the Steering Committee.

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5.3.3	Steering Committee Membership and Procedures.

A) Membership and Meetings. With respect to CEGEDIM's and GRAND CARD's Steering Committee representatives, each such Party may replace its Steering Committee representatives at any time upon written notice to the other such Party. Meetings of any Steering Committee may be held by audio or video teleconference with the consent of CEGEDIM and GRAND CARD. All Steering Committee representatives shall be given at least three (3) days' prior notice of any Steering Committee meetings (unless such notice is waived by the applicable representative(s) in any particular instance). Each meeting shall require that representatives from each of CEGEDIM and GRAND CARD be in attendance before business may be conducted. Each of CEGEDIM and GRAND CARD shall be responsible for all of its own expenses of participating in any Steering Committee meeting.

B) Decision-Making. Each of CEGEDIM's and GRAND CARD's representatives on a Steering Committee shall, collectively, have one vote (the “Party Vote”) on all matters brought before the Steering Committee, which Party Vote shall be determined by majority vote of such representatives present at any meeting. Each Steering Committee meeting shall operate as to matters within its jurisdiction by unanimous vote. If the Steering Committee fails to achieve a unanimous vote with respect to any matter, CEGEDIM and GRAND CARD shall use their commercially reasonable best efforts to resolve such dispute as rapidly as possible on a fair and equitable basis. In the event that CEGEDIM and GRAND CARD fail to resolve such dispute (the “Dispute”) within ten (10) business days after the Steering Committee failed to achieve a unanimous vote with respect to the applicable matter, then the Parties agree to resolve the Dispute through mediation as hereinafter provided in this Subsection 5.3.3(B). If the Parties cannot agree on a person to act as mediator within five (5) days after the end of such ten (10) business day period, then each Party shall select an independent person within such five (5) day period and such two (2) independent persons shall, within five (5) days after their selection, agree on a third independent person who shall serve as the sole mediator with respect to the Dispute. If either Party fails to select its independent person within the relevant five (5) day period, then such Party shall be deemed to have waived its right to participate in the selection of the mediator and the independent person selected by the other Party shall be the sole mediator with respect to the Dispute. Each Party shall submit to the sole mediator a written presentation of such Party's position with respect to the Dispute within ten (10) days after selection of the sole mediator, and the Parties shall make their representatives on the Steering Committee available for such mediation sessions as the sole mediator may request. The sole mediator shall decide the Dispute within ten (10) days after the end of the ten (10) day period for submission of written presentations, which decision shall be final and binding on the Parties. Notwithstanding the foregoing, with regard to any Intellectual Property (as defined in Section 8) matters, all of the foregoing time periods will be reasonably shortened or expedited if necessary to meet any official deadlines from the U.S. Patent and Trademark Office or any foreign patent offices.

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6.            WARRANTIES AND LIABILITY

6.1          Mutual Warranties. Each Party hereby represents and warrants that (A) it has the right to enter into this Agreement and to perform its obligations under this Agreement; (B) the execution, delivery and performance of this Agreement do not conflict with, or constitute a breach or default under any of its charter or organizational documents, any law, order, judgment or governmental rule or regulation applicable to it, or any material agreement, contract, commitment or instrument to which it is a party; (C) it shall perform its responsibilities in compliance in all material respects with the requirements of applicable laws.

6.2          CEGEDIM Warranties. CEGEDIM represents and warrants that to its actual knowledge and after reasonable inquiry the Claim Processing Engine and its underlying technology used for purpose of the Alliance do not infringe any valid US patents, copyrights, trademarks, trade secrets or other proprietary rights of any third party.

6.3          WARRANTY DISCLAIMER. EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT, THE PARTIES DO NOT MAKE ANY OTHER WARRANTIES OF ANY KIND, AND CEGEDIM AND GRAND CARD DISCLAIM ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. CEGEDIM DOES NOT WARRANT THAT THE USE OF THE CLAIM PROCESSING ENGINE WILL BE UNINTERRUPTED OR ERROR-FREE.

6.4          EXCLUSION OF LIABILITY. IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY OR ANY OTHER PERSON OR ENTITY FOR ANY INDIRECT, INCIDENTAL SPECIAL, PUNITIVE OR CONSEQUENTIAL DAMAGES, INCLUDING WITHOUT LIMITATION DAMAGES FOR LOSS OF PROFITS INCURRED BY ANY PARTY OR ANY AFFILIATE THEREOF, WHETHER IN AN ACTION IN CONTRACT, WARRANTY, STRICT LIABILITY OR TORT, EVEN IF THE OTHER PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES IN ADVANCE OR SUCH DAMAGES COULD HAVE BEEN REASONABLY FORESEEN BY THE OTHER PARTY.

7.            INDEMNIFICATION

7.1          Obligations of the Parties. Each of CEGEDIM and GRAND CARD shall defend, indemnify and hold harmless the other Party, its Affiliates and its and their respective directors, officers, employees, consultants, contractors, representatives and agents (collectively, the “Indemnified Parties”) from and against any and all losses, costs, damages, fees, liabilities or expenses (including reasonable attorneys’ fees and expenses) (collectively, “Losses”) incurred in connection with any third party claim, action or proceeding (a “Third Party Claim”) arising out of or related to: (A) any material breach by the Indemnitor of any of its representations, warranties, covenants or obligations pursuant to this Agreement; (B) any gross negligence or willful misconduct of the Indemnitor, its Affiliates, or their officers, directors, employees, contractors, consultants, agents, representatives in the exercise of any of the Indemnitor’s rights or the performance of any of the Indemnitor’s obligations under this Agreement.

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7.2	Indemnification Procedures.

7.2.1	Notification. In the case of a Third Party Claim as to which a Party may be obligated to provide indemnification pursuant to Section 7.1 (the “Indemnitor”), such Indemnified Party seeking indemnification hereunder (“Indemnitee”) will notify the Indemnitor in writing of the Third Party Claim (and specifying in reasonable detail the factual basis for the Third Party Claim and to the extent known, the amount of the Third Party Claim) promptly after becoming aware of such Third Party Claim.

7.2.2	Assumption of Defense. If a Third Party Claim is made against an Indemnitee, the Indemnitor will be entitled, within thirty (30) days after receipt of written notice from the Indemnitee of the commencement or assertion of any such Third Party Claim, to assume the defense thereof (at the expense of the Indemnitor) with counsel selected by the Indemnitor and reasonably satisfactory to the Indemnitee. Should the Indemnitor so elect to assume the defense of a Third Party Claim, the Indemnitor will not be liable to the Indemnitee for any legal or other expenses subsequently incurred by the Indemnitee in connection with the defense thereof; provided, however, that if in the opinion of counsel, such counsel and opinion being satisfactory to Indemnitor and its counsel, a conflict of interest exists between the Indemnitor and an Indemnitee in respect of such claim, such Indemnitee shall have the right to employ separate counsel (which shall be reasonably satisfactory to the Indemnitor) to represent such Indemnitee with respect to the matters as to which a conflict of interest exists and in that event, the reasonable fees and expenses of such separate counsel shall be paid by such Indemnitor; provided further, that the Indemnitor shall only be responsible for the reasonable fees and expenses of one (1) separate counsel for such Indemnitee. If the Indemnitor assumes the defense of any Third Party Claim, the Indemnitee shall have the right to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by the Indemnitor. If the Indemnitor assumes the defense of any Third Party Claim, the Indemnitor will keep the Indemnitee informed of developments relating to or in connection with such Third Party Claim, as may be reasonably requested by the Indemnitee (including providing to the Indemnitee on reasonable request updates and summaries as to the status thereof). If the Indemnitor chooses to defend a Third Party Claim, all Indemnitees shall reasonably cooperate with the Indemnitor in the defense thereof (such cooperation to be at the expense, including reasonable legal fees and expenses, of the Indemnitor). If the Indemnitor does not elect to assume control of the defense of any Third Party Claim, within the thirty (30) day period set forth above, the Indemnitee shall have the right, at the expense of the Indemnitor, after three (3) business days’ written notice to the Indemnitor of its intent to do so, to undertake the defense of the Third Party Claim for the account of the Indemnitor (with counsel selected by the Indemnitee), and to compromise or settle such Third Party Claim, exercising reasonable business judgment.

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7.2.3	Settlements. The Indemnitee shall agree to any settlement, compromise, or discharge of such Third Party Claim that the Indemnitor may recommend that by its terms obligates the Indemnitor to pay the full amount of Losses (whether through settlement or otherwise) in connection with such Third Party Claim and unconditionally and irrevocably releases the Indemnitee completely from all liability in connection with such Third Party Claim; provided, however, that, without the Indemnitee’s prior written consent, the Indemnitor shall not consent to any settlement, compromise or discharge (including the consent to entry of any judgment), and the Indemnitee may refuse in good faith to agree to any such settlement, compromise or discharge that provides for injunctive or other nonmonetary relief affecting the Indemnitee. The Indemnitee shall not admit any liability with respect to, or settle, compromise or discharge such Third Party Claim without the Indemnitor’s prior written consent.

7.3          Insurance. Any indemnification hereunder shall be made net of any insurance proceeds recovered by the Indemnitee; provided, however, that if, following the payment to the Indemnitee of any amount under this Section 7, such Indemnitee recovers any insurance proceeds in respect of the claim for which such indemnification payment was made, the Indemnitee shall promptly pay an amount equal to the amount of such proceeds (but not exceeding the amount of such indemnification payment) to the Indemnitor. Each Party shall maintain insurance with respect to its activities hereunder.

8.            INTELLECTUAL PROPERTY RIGHTS OWNERSHIP

8.1          Intellectual Property. The Parties acknowledge each other’s exclusive right, title, and interest in and to its patents, trademarks, trade names, service marks, domain names, copyrights, trade secrets and other proprietary rights (the “Intellectual Property”). A Party shall not use or name in any manner any other Party’s Intellectual Property without the prior written consent of such other Party or as otherwise expressly permitted under this Agreement. Nothing herein shall grant to any Party any right, title or interest in any other Party’s Intellectual Property.

8.2          CEGEDIM Results and Developments. All results, designs, developments, ideas, discoveries, inventions and information having possible application in any business of CEGEDIM or its Affiliates designed, developed, discovered, invented, produced or originating solely from CEGEDIM during the performance and/or in connection with the subject matter of this Agreement shall be the sole and absolute property of CEGEDIM to deal with as CEGEDIM deems appropriate. All such results, designs, developments, ideas, discoveries, inventions and information shall be part of the CEGEDIM Confidential Information. In the event CEGEDIM decides, at its discretion, to seek patent, design, trademark and/or copyright or other protection in relation to any of the same, GRAND CARD shall co-operate with CEGEDIM in the filing of any necessary applications and in otherwise applying for, obtaining or maintaining patent, design, trademark and/or copyright or other protection subject to CEGEDIM bearing all costs and expenses in relation thereto.

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8.3          GRAND CARD Results and Developments. All results, designs, developments, ideas, discoveries, inventions and information having possible application in any business of GRAND CARD or its Affiliates designed, developed, discovered, invented, produced or originating solely from GRAND CARD during the performance and/or in connection with the subject matter of this Agreement shall be the sole and absolute property of GRAND CARD to deal with as GRAND CARD deems appropriate. All such results, designs, developments, ideas, discoveries, inventions and information shall be part of the GRAND CARD Confidential Information. In the event GRAND CARD decides, at its discretion, to seek patent, design, trademark and/or copyright or other protection in relation to any of the same, CEGEDIM shall co-operate with GRAND CARD in the filing of any necessary applications and in otherwise applying for, obtaining or maintaining patent, design, trademark and/or copyright or other protection subject to GRAND CARD bearing all costs and expenses in relation thereto.

8.4          Other Results and Developments. All results, designs, developments, ideas, discoveries, inventions and information (other than any results, designs, developments, ideas, discoveries, inventions and information which are the property of CEGEDIM pursuant to Subsection 8.2 or the property of GRAND CARD pursuant to Subsection 8.3) designed, developed, discovered, invented, produced or originating from either GRAND CARD or CEGEDIM, or from GRAND CARD and CEGEDIM jointly, shall be jointly owned by GRAND CARD and CEGEDIM (the “Joint Intellectual Property”). All such Joint Intellectual Property shall be Confidential Information of each Party hereunder. The Parties hereby agree that the Steering Committee will make all decisions regarding the Joint Intellectual Property, including filing, converting, prosecuting, maintaining, defending and exploiting any patent applications or issued patents based on any Joint Intellectual Property and seeking any other protection (including design, trademark and/or copyright protection) with respect to any Joint Intellectual Property in both the U.S. and any foreign jurisdictions. As part of the Steering Committee's responsibilities, if and when the Steering Committee decides to seek patent protection for any Joint Intellectual Property, it shall appoint a single patent counsel or firm who will take instructions from the Steering Committee on all prosecution matters before the U.S. Patent and Trademark Office and any foreign patent office. The Parties shall fully cooperate with and provide reasonable assistance to the Steering Committee and take all such actions as the Steering Committee may request in connection with any such prosecution, maintenance, defense, exploitation, or seeking of other protection for any Joint intellectual Property. Any and all Joint Intellectual Property, including any issued patents or registered trademarks or copyrights which are based on any Joint Intellectual Property, shall be used solely for purposes of the Alliance unless otherwise agreed to in writing between the Parties. If either Party wishes to use any such issued patent based on Joint Intellectual Property for any purpose outside of the Alliance, the other Party shall be entitled to the payment by such Party of a reasonable royalty to be agreed by the Parties for such use.

8.5          Provisional Patent. The provisional patent 61/693992 titled SYSTEM AND METHOD FOR INCENTIVIZING PURCHASES (the “Provisional Patent”) was filed on August 28, 2012 with Joseph Bernstein, Steve Leber and Paul Kandle, as named inventors. The Provisional Patent is Joint Intellectual Property. Messrs. Bernstein and Leber assigned all of their right, title and interest in and to the Provisional Patent to GRAND CARD pursuant to a Patent Assignment effective as of October 24, 2012 (the “Bernstein/Leber Patent Assignment”). Upon execution hereof, Paul Kandle has also executed and delivered an assignment agreement (the “Kandle Assignment”) in substantially the same form as the Bernstein/Leber Patent Assignment, pursuant to which Paul Kandle has assigned to CEGEDIM all of his right, title and interest in and to the Provisional Patent. Notwithstanding the foregoing, neither GRAND CARD nor CEGEDIM (nor Steve Leber, Joseph Bernstein or Paul Kandle) shall have any liability to the other Party (or to Steve Leber, Joseph Bernstein or Paul Kandle) in the event that no patent is issued based on or claiming priority to the Provisional Application.

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9.            LICENSE GRANT

9.1          GRAND CARD Trademarks License. For the Term, CEGEDIM may, in its discretion reference GRAND CARD in the Territory by using the GRAND CARD Trademarks (as set forth in Appendix 3) and/or its products or services in advertising and promotional materials solely in connection with the marketing and promotion efforts required under this Agreement as follows: (A) in lists of CEGEDIM’s business partners for customer information, (B) in general advertising and marketing material listing all CEGEDIM partners; (C) by framing and displaying the GRAND CARD Trademarks at CEGEDIM’s corporate headquarters and at its selected business offices; (D) by displaying such GRAND CARD Trademarks for display at promotional events and trade show events, and (E) displaying such GRAND CARD Trademarks as a hyperlink to GRAND CARD’s Websites on the CEGEDIM websites. In the event GRAND CARD provides CEGEDIM with images of its Trademarks for use as set forth above, CEGEDIM agrees it will not alter the color or configuration of such image, except as to size, provided, however, that the proportions shall remain the same. All rights not specifically granted herein are retained by GRAND CARD. The use of the GRAND CARD Trademarks shall be in accordance with the Trademark Guidelines as set forth in Appendix 4 hereto. CEGEDIM hereby acknowledges and agrees that this Trademark license shall terminate immediately if CEGEDIM fails to comply with any of the limitations or other requirements described herein.

9.2          CEGEDIM Trademarks License. For the Term, GRAND CARD may, in its discretion reference the CEGEDIM Trademarks (as set forth in Appendix 2) in the Territory by GRAND CARD solely in connection with the marketing and promotion efforts required under this Agreement and otherwise in accordance with the terms of this Agreement. The CEGEDIM Trademarks may be used by GRAND CARD in the following instances as follows: (A) in lists of the GRAND CARD business partners for Customer information, (B) in general advertising and marketing material listing all GRAND CARD business alliances; (D) by framing and displaying the CEGEDIM Trademarks at GRAND CARD corporate headquarters and at its selected business offices; (E) displaying the CEGEDIM Trademarks for display at promotional events and trade show events, and (F) displaying the CEGEDIM Trademarks as a hyperlink to CEGEDIM’s website on the GRAND CARD websites. All rights not specifically granted herein are retained by CEGEDIM. The use of the CEGEDIM Trademarks shall be in accordance with the Trademark Guidelines as set forth in Appendix 4 hereto. In the event CEGEDIM provides GRAND CARD with images of CEGEDIM’s Trademarks for use as set forth above, GRAND CARD agrees it will not alter the color or configuration of such image, except as to size, provide however that the proportions shall remain the same. GRAND CARD hereby acknowledges and agrees that this Trademark license shall terminate immediately if GRAND CARD fails to comply with any of the limitations or other requirements described herein.

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10.         CONFIDENTIAL INFORMATION

10.1        CEGEDIM and Grandparents.com, Inc. previously entered into a Confidentiality Agreement dated January 10, 2012 (a copy of which is attached hereto) (the “Confidentiality Agreement”). GRAND CARD hereby agrees to be bound by the provisions of the Confidentiality Agreement with respect to the Evaluation Material of CEGEDIM, and CEGEDIM hereby confirms and agrees that it is bound by the provisions of the Confidentiality Agreement with respect to the Evaluation Material of GRAND CARD. The Parties agree that the obligations and prohibitions contained in the Confidentiality Agreement shall be effective and enforceable between CEGEDIM and GRAND CARD during the Term of this Agreement and five (5) years thereafter, except for Evaluation Material (as defined thereunder) which is deemed a trade secret of the Parties (“Trade Secrets”), as defined under the Uniform Trade Secrets Act. Obligations and prohibitions regarding Trade Secrets shall remain effective for such period as the related Evaluation Material remains a Trade Secret under the Uniform Trade Secrets Act. Accordingly, without limiting the provisions of the Confidentiality Agreement, the term “Evaluation Material” (as this term is defined in the Confidentiality Agreement and used therein and in this Agreement) shall encompass and include all proprietary and other confidential information disclosed by CEGEDIM to GRAND CARD or by GRAND CARD to CEGEDIM) for purpose of the Alliance or this Agreement, including, without limitation, for purpose of the development or performance of the business or operations of the Alliance, and all Evaluation Material of the applicable Party thereunder shall be “Confidential Information” of such Party hereunder. The terms and conditions of the Confidentiality Agreement shall apply mutatis mutandis to Grand Card as though a party to the Confidentiality Agreement.

10.2        Public Announcements. No Party will make any public announcement of any information regarding this Agreement, or any activities under this Agreement without the prior written approval of the other Parties, provided, however, that each Party may disclose: (A) any information required by law; and (B) any other information that has been previously approved for disclosure by the other Party, without further approval from the other Party hereunder.

11.         DISPUTE RESOLUTION

11.1        Dispute Resolution. Except as expressly otherwise provided in this Agreement, any material dispute, difference, claim, action, demand, request, investigation, controversy or other question arising out of or relating to the interpretation of any provisions of this Agreement or the failure of any Party to perform or comply with any obligations or conditions applicable to such Party pursuant to this Agreement (“Dispute”) shall be settled in accordance with the provisions of this Section 11.

11.2        Mutual Discussions. The Parties understand and appreciate that the Parties’ long-term mutual interest will be best served by affecting a rapid and fair resolution of any Dispute. Therefore, the Parties agree that, upon the written request of any Party, the Parties will each promptly appoint a senior executive to discuss any such Dispute in good faith and on a fair and equitable basis, with a view to resolving such Dispute as rapidly as possible and in any event within a period of thirty (30) days after such written notice was given.

11.3        Arbitration.

11.3.1	Referral to Arbitration. In the event that a Dispute is not resolved pursuant to Subsection 11.2 within the thirty (30) day period referred to therein, any Party may commence final and binding arbitration of such Dispute by sending written notice of such election to the other Parties clearly marked with the words “Arbitration Demand”, whereupon such Dispute shall be arbitrated in accordance with this Subsection 11.3.

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11.3.2	Rules and Procedures. Any Dispute shall be settled by arbitration administered by the American Arbitration Association under its Commercial Arbitration Rules. The Parties agree that arbitration will be conducted in New York NY. The Parties also agree that the AAA Optional Rules for Emergency Measures of Protection shall apply to the proceedings. Except as may be required to be disclosed by applicable laws or governmental regulations, the Parties shall keep confidential the content of the arbitration proceedings, the existence thereof, and any arbitration award resulting from arbitration of any Dispute. Within thirty (30) calendar days after the notice of arbitration has been served, a single arbitrator will be selected by agreement of the Parties or, absent such agreement, the AAA will select the arbitrator in accordance with the AAA Commercial Arbitration Rules. The AAA shall disqualify any arbitrator whom it determines not to be independent or impartial. The arbitrator shall be entitled to a fee commensurate with his fees for professional services requiring similar time and efforts. The Parties shall instruct the arbitrator to render a determination of any such Dispute within one hundred eighty (180) days after the appointment of such arbitrator. All Disputes shall be resolved by submission of documents unless the arbitrator determines that an oral hearing is necessary.

11.3.3	Awards. The decision of the arbitrator with respect to any Dispute shall be in writing and state the findings, facts and conclusions of law upon which the decision is based. Any such decision and award rendered by the arbitrator shall be final and binding upon the Parties. Judgment upon any award rendered may be entered in any state or federal court located in the State of New York, or application may be made to such court for a judicial acceptance of the award and an order of enforcement, as the case may be. Each Party submits itself to the jurisdiction of any such court for the entry and enforcement to judgment with respect to the decision of the arbitrator hereunder.

11.3.4	Costs and Expenses. Each Party shall pay its own costs and expenses of arbitration, and the costs and expenses of the arbitrator shall be equally shared between CEGEDIM and GRAND CARD unless the arbitrator assesses as part of its award all or any part of the arbitration expenses of a Party (including reasonable attorneys’ fees) against the other Party, as the case may be.

11.4        No Other Forum. Except as provided, the provisions of Subsection 11.3 shall be a complete defense to any suit, action or proceeding instituted in any federal or state court with respect to any Dispute arising under this Agreement. Any Party commencing a lawsuit in violation of this Section 11 shall pay the costs of the other Party, including reasonable attorney’s fees and defense costs.

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11.5        Right to Injunctive and Other Relief. Nothing in this Agreement shall prohibit any Party from seeking injunctive relief from a court of competent jurisdiction in the event of a breach or prospective breach of this Agreement by the other Party which would cause irreparable harm to the first Party.

12.         GENERAL PROVISIONS

12.1        Choice of Law. This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York, without regard to its conflict of law principles (other than Section 5-1401 of the New York General Obligations Law) or the United Nations Convention on the International Sale of Goods.

12.2        Non-Assignability and Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Party; provided, however, that any Party may (A) assign any or all of its rights and interests hereunder to one or more of its Affiliates and (B) designate one or more of its Affiliates to perform its obligations hereunder; provided, further however, that such assignment or delegation shall not relieve a Party of its obligations under this Agreement, and (C) assign or otherwise transfer this Agreement in connection with a sale of equity interests, sale of all or substantially all assets or other change of control transaction involving such Party or its line of business to which this Agreement relates. Any assignment or delegation in violation of this Subsection shall be null and void.

12.3        Severability. If any provision of this Agreement is invalid or unenforceable, or otherwise directly or indirectly affects the validity of any other material provision(s) of this Agreement, this Agreement shall remain in effect except for such provision. The Parties shall consult with one another and use their best efforts to agree upon a valid and enforceable provision that is a reasonable substitute for such invalid or unenforceable provision in view of the intent of this Agreement.

12.4        Parties in Interest. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and permitted assigns of the Parties hereto. Nothing in this Agreement, express or implied, is intended to confer on any person other than the Parties hereto, or their respective successors and permitted assigns, any rights, remedies, obligations, or liabilities under or by reason of this Agreement.

12.5        Further Assurances and Actions. From time to time after the Effective Date, the Parties shall execute, acknowledge and deliver to each other any further documents, assurances, and other matters, and will take any other action consistent with the terms and conditions of this Agreement, that may reasonably be requested by a Party and necessary or desirable to carry out the purpose and intent of this Agreement. The Parties shall cooperate and upon mutual agreement use all reasonable efforts to make all other registrations, filings, and applications, to give all notices, and to obtain as soon as practicable all governmental or other consents, transfers, approvals, orders, qualifications, authorizations, permits, and waivers, if any, and to do all other things necessary or desirable for the consummation of this Agreement.

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12.6        Waiver and Amendment. No waiver, modification or amendment of any provision of this Agreement shall be valid or effective unless made in writing and signed by a duly authorized representative of each Party.

12.7        No Implied Waivers. No failure to exercise and no delay in exercising any right or remedy hereunder shall operate as a waiver thereof. No waiver or consent hereunder shall be applicable to any events, acts or circumstances except those specifically covered thereby.

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12.8        Notices. All notices that are required or permitted hereunder shall be in writing and shall be sufficient if personally delivered or sent by mail or FedEx or other nationally recognized overnight delivery service. Any notices shall be deemed given upon the earlier of the date when received at, or the third day after the date when sent by registered or certified mail or the day after the date when sent by FedEx or other nationally recognized overnight delivery service to, the address set forth below, unless such address is changed by notice to the other Parties hereto:

If to CEGEDIM:

Cegedim Inc.

Address: 1425 US Highway 206 - Bedminster NJ 07921

Attn: General Counsel

Tel: (908) 443-2000

Fax: (908) 443-2068

with a copy to:

Mr. Paul Kandle VP/General Manager

Opus Health Division of Cegedim Customer Relationship Management

If to GRAND CARD :

Grand Card, LLC

Address: 589 Eighth Avenue

Attn: Joseph Bernstein, Co-CEO

Tel: 917-365-3651

Fax: 847-589-3877

with a copy to:

Sills Cummis & Gross P.C.

Address: One Riverfront Plaza

Newark, NJ 07102

Attn: Jeffrey Wasserman, Esq.

Tel: (973) 643-5879

Fax: (973) 643-6500

12.9        Construction. Unless the context of this Agreement clearly requires otherwise: (A) references to any gender include all genders; (B) “or” has the inclusive meaning frequently identified with the phrase “and/or”; (C) “including” has the inclusive meaning frequently identified with the phrase “including but not limited to” or “including without limitation”; (D) references to “hereunder” or “herein” relate to this Agreement; (E) section, subsection, clause, schedule and exhibit references are to this Agreement unless otherwise specified; and (F) all terms defined in the singular shall have the same meaning in the plural and vice versa.

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12.10      Force Majeure. No Party shall be held liable or responsible to the other Parties nor be deemed to be in default under, or in breach of any provision of, this Agreement for failure or delay in fulfilling or performing any obligation of this Agreement when such failure or delay is due to Force Majeure, and without the fault or negligence of the Party so failing or delaying. In such event CEGEDIM or GRAND CARD, as the case may be, shall immediately notify the other Party of such inability and of the period for which such inability is expected to continue. The Party giving such notice shall thereupon be excused from such of its obligations under this Agreement as it is thereby disabled from performing for so long as it is so disabled. In the event of such Force Majeure, the Party affected shall use reasonable efforts to cure or overcome the same and resume performance of its obligations hereunder. “Force Majeure” means an event or occurrence that materially interferes with the ability of a Party to perform its obligations or duties hereunder which is not within the reasonable control of the Party affected or any of its Affiliates, and not due to malfeasance by such Party or its Affiliates, including without limitation fire, earthquake, acts of God, terrorist attack, tsunami, nuclear disaster, acts of war, labor strikes or lockouts, riots, civil disturbances, actions or inactions of governmental authorities (except actions in response to a breach of applicable law by such Party).

12.11      Entire Agreement; Conflicts. This Agreement constitutes the entire agreement between the Parties with respect to the subject matter hereof and supersedes all previous agreements and understandings between the Parties, whether written or oral, except for the Confidentiality Agreement. This Agreement may be altered, amended or changed only by a writing making specific reference to this Agreement and signed by duly authorized representatives of CEGEDIM and GRAND CARD. If the terms of this Agreement (without including any schedules, exhibits or other attachments to this Agreement) conflict with any of the terms or other statements in any schedules, exhibits or attachments to this Agreement, the terms of this Agreement will prevail.

12.12      Execution in Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. An originally executed version of this Agreement that is scanned as an image file (e.g., Adobe pdf format) and then delivered by one Party to the other Party via electronic mail (i.e., e-mail) as evidence of signature, shall, for all purposes hereof, be considered an original. In addition, an originally executed version of this Agreement that is delivered via fax by one Party to the other Party as evidence of signature shall, for all purposes hereof, be deemed an original.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, this Agreement has been executed by the Parties hereto in two (2) original copies.

CEGEDIM INC.		GRAND CARD, LLC

By:	/s/ Paul Kandle	By:	/s/ Joseph Bernstein
Name: Paul Kandle		Name: Joseph Bernstein
Title: General Manager		Title: Co-CEO

GRANDPARENTS.COM

		By:	/s/ Joseph Bernstein
Name: Joseph Bernstein
Title: Co-CEO